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                                                                    EXHIBIT 99.1






















                 BANCORPSOUTH ANNOUNCES HURRICANE KATRINA UPDATE

         o        BANCORPSOUTH ASSESSES BRANCH OPERATIONS

         o ANNOUNCES CONTRIBUTION TO GULF COAST RELIEF EFFORT AND EMPLOYEE RELIEF FUND

TUPELO, MISS. - (September 1, 2005) - BancorpSouth, Inc. (NYSE:BXS) announced today that the Company is currently assessing the status of its Mississippi Gulf Coast banking operations damaged by Hurricane Katrina, working to ensure the safety of its employees and their families in addition to returning service to customers as soon as possible.

Of BancorpSouth's 250 locations in its six-state market area, the Company operates 13 banking locations along the Mississippi Gulf Coast in Hancock, Harrison and Jackson Counties. Approximately six percent of the bank's outstanding loans are in the area primarily affected by Hurricane Katrina.

BancorpSouth Chairman and CEO Aubrey B. Patterson said that initial reports indicate that certain BancorpSouth banking offices are damaged and currently no Gulf Coast office is open due to power outages and/or structural damage. "We have our operations specialists on the scene today assessing the situation. We pledge to our customers that we will do our best to return to full-service operation as soon as possible," Patterson noted.


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Patterson said, "First and foremost, our thoughts and prayers are with our personnel and customers, their families and all those affected by Hurricane Katrina. We ask our customers and business partners for patience and understanding as we move quickly to resume normal operations in the affected areas."

BancorpSouth also announced the establishment of the BancorpSouth Employee Hurricane Katrina Relief Fund for voluntary contributions by bank officers and staff in support of their fellow employees, as well as a matching contribution program for the Salvation Army's Mississippi Gulf Coast relief efforts.

"We are reviewing the various disaster relief measures that we will make available to our customers, and, as always, we will work with them one-on-one to address their individual situations," Patterson added.

As of mid-morning today, certain banking offices in mid-Mississippi, Jackson and Vicksburg, and in south Mississippi, Hattiesburg and Laurel, are open.

BancorpSouth Stewart Sneed Hewes Insurance Division, which has its headquarters in Gulfport, Mississippi, is fully functional, serving its clients and processing claims from its Jackson, Mississippi, office, supported by its Tupelo, Mississippi, office. SSH Executive Vice President Scott Naugle said, "Every major insurance company with which we work has dedicated staff to us and this disaster."

While BancorpSouth expects that it will incur a variety of costs, including clean-up and debris-removal costs associated with Hurricane Katrina, the Company believes that a significant portion of the costs and expenses it will incur in connection with this event will be covered by insurance.

"It is not yet possible for BancorpSouth to provide a complete assessment of the damage to our physical properties, the disruption of our business or the loss of collateral from this disaster," Patterson said. "We are assessing the impact on the financial condition and results of operations of BancorpSouth for the third quarter and 2005 fiscal year."

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi. Its principal subsidiary is BancorpSouth Bank, a commercial and retail banking business operating banking and mortgage locations and automated teller machines in Arkansas, Alabama, Louisiana, Mississippi, Tennessee and Texas communities. The Bank also provides personal and corporate trust services as well as investment services through its subsidiary BancorpSouth Investment Services, Inc., and insurance services through BancorpSouth Insurance Services, Inc. BancorpSouth's common stock is traded on the New York Stock exchange under the symbol "BXS."


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Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements may include, without limitation, statements relating to operations, damages to properties, insurance coverage, repairs and renovations, availability of utilities, revenue, disaster relief efforts, resuming full-service operations, customer relationships, business and operating strategies, the economic and operating environment and future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors may include, but are not limited to, potential damage to or loss of property or business and resulting loss of assets and revenue due to Hurricane Katrina, the ability of BancorpSouth to access and repair damaged properties in a timely manner, general economic and business conditions, casualty losses, the ability of BancorpSouth to make disaster relief programs available, the ability of BancorpSouth to work with individuals regarding disaster relief, fluctuations in prevailing interest rates, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth's operating or expansion strategy, the ability of BancorpSouth to diversify revenue, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to achieve profitable growth, the ability of BancorpSouth to train and retain qualified personnel, the ability of BancorpSouth to leverage opportunities, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


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